Exhibit 24(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 6 to the registration statement on Form S-1 of our report dated February 16, 1996 relating to the financial statements of The Guardian Real Estate Account of The Guardian Insurance & Annuity Company, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in the Prospectus.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP


New York, NY
March 8, 1996